Exhibit 6.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated July 01, 2024, relating to the audit of the financial statements for the period ending December 31, 2023 and 2022 of Cam Group, Inc., and the reference to our firm under the caption “Experts” in the Offering Circular.

/s/ Richard Omai, CPA

Richard Omai, CPA.

Dated: July 01, 2024